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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549



                                  FORM 8-K

                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported) November 17, 1996

                                Tyco Toys, Inc.
                         ----------------------------
            (Exact name of Registrant as specified in its charter)


                                    Delaware
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               (State or other jurisdiction of incorporation)



         001-09357                                       13-3319358
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(Commission File Number)              (I.R.S. Employer Identification No.)


6000 Midatlantic Drive, Mt. Laurel, NJ                           08054-1516
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(Address of principal executive offices)                        (Zip Code)

       Registrant's telephone number, including area code (609) 234-7400


                              Not Applicable
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       (Former name or former address, if changed since last report.)






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Item 5.      Other Events.

       On November 17, 1996, Tyco Toys, Inc., a Delaware corporation ("Tyco"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), by and among Tyco, Mattel, Inc., a Delaware corporation ("Mattel") and Truck Acquisition Corp. a Delaware corporation and wholly owned subsidiary of Mattel ("Sub"). On November 22, 1996, Tyco, Mattel and Sub entered into an Amendment to Agreement and Plan of Merger (together with the Merger Agreement, the "Amended Merger Agreement"). Pursuant to the Amended Merger Agreement, Tyco will be merged with and into Mattel, and Sub will not be involved in the transaction. The Merger Agreement and the Amendment to Agreement and Plan of Merger are attached hereto as Exhibits 2.1 and 2.2, respectively.

       As a result of the Merger, (i) each outstanding share of common stock, par value $0.01 per share, of Tyco ("Tyco Common Stock") will be converted into the right to receive $12.50 worth of common stock, par value $1.00 per share, of Mattel ("Mattel Common Stock") (or cash in lieu of fractional shares otherwise deliverable in respect thereof); (ii) each outstanding share of Series C Mandatory Convertible Redeemable Preferred Stock, par value $0.10 per share, of Tyco ("Tyco Series C Preferred Stock") will be exchanged for the same number of shares of Series C Mandatory Convertible Redeemable Preferred Stock of Mattel, par value $0.10 per share ("Mattel Series C Preferred Stock"), having substantially the same rights and preferences as the Tyco Series C Preferred Stock; and (iii) each outstanding share of Series B Preferred Stock, par value $0.10 per share, of Tyco ("Tyco Series B Preferred Stock"), will be exchanged for one share of Series B Preferred Stock, par value $1.00 per share, of Mattel ("Mattel Series B Preferred Stock") with economic terms as nearly equivalent as possible to, and with the same voting and other rights as correspond to, Tyco Series B Preferred Stock.

       The Merger is conditioned upon, among other things, approval by holders of Tyco Common Stock, Tyco Series C Preferred Stock and Tyco Series B Preferred Stock voting together as a class, and upon receipt of certain governmental and regulatory approvals and certain tax documents.

       The Amended Merger Agreement contains covenants regarding the activities of the parties pending consummation of the Merger. Generally, each of the parties must conduct its business in the ordinary course consistent with past practice.

       The forgoing is qualified in its entirety by reference to the Merger Agreement and the Amended Merger Agreement, copies of which are filed herewith as Exhibits 2.1 and 2.2, respectively, and are hereby incorporated by reference to this Item 5.






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Item 7.      Financial Statements and Exhibits.

       (c)   Exhibits

             2.1 Agreement and Plan of Merger dated as of November 17, 1996 among Mattel, Inc., a Delaware corporation, Truck Acquisition Corp., a Delaware corporation, and Tyco Toys, Inc., a Delaware corporation.

             2.2 Amendment to Agreement and Plan of Merger dated as of November 22, 1996 among Mattel, Inc., a Delaware corporation, Truck Acquisition Corp., a Delaware corporation, and Tyco Toys, Inc., a Delaware corporation.

             99.1 Stockholders Agreement, dated as of November 17, 1996, among Mattel, Inc., a Delaware corporation, Corporate Partners, L.P., a Delaware Limited Partnership, Corporate Offshore L.P., a Bermuda Limited Partnership, The State Board of Administration of Florida, a body corporate organized under the constitution of the State of Florida, and Corporate Advisors, L.P.





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                                 SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Tyco Toys, Inc.
                                       (Registrant)


Date:  November 22, 1996        By: /s/ Harry J. Pearce
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                                      Harry J. Pearce
                                      Vice Chairman, Chief Financial Officer
                                      and Director